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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      Date of Report (Date of earliest event reported): February 22, 2001

                         RESULTS TECHNOLOGY GROUP, CORP.
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             (Exact name of registrant as specified in its charter)


            Nevada                 33-55254-17           87-0434298
  ----------------------------     ------------      -------------------
  (State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No.)


        6466 City West Parkway, Eden Prairie, Minnesota    55344
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           (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code: 952-918-0280

                            FRC RACING PRODUCTS, INC.
                           ---------------------------
                           (Former name of Registrant)

ITEM 1 CHANGE IN CONTROL OF REGISTRANT.

Effective February 22, 2001 Duckson, Carlson, Bassinger & Mitchell, LLC, a Minneapolis law firm ("D&C") owning approximately 87.3 percent of the issued and outstanding shares of Results Technology Group, Corp (the "Company"), transferred its shares to Results Technology Group, Inc., a Minnesota corporation, for the cash purchase price of $112,500. As part of the consideration for this payment, D&C provided legal services to prepare and file all reports with the Securities and Exchange Commission required under Section 15(d) of the Securities Act of 1934 so that the Company would once again be current in its reporting obligation through December 31, 2000.

The transaction described above results in a substantial change in control of the Company.



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ITEM 5 OTHER EVENTS.

a. Name Change. The Company (and a majority of its shareholders) has approved a change of the Company's name from FRC Racing Products, Inc. to Results Technology Group, Corp. This name change was effective in January of 2001.

b. Reverse Split of Shares. The Company (and a majority of its shareholders) has approved a reverse split of its shares on a 22 to 1 basis. This reverse split was effective in January of 2001.

c. New Senior Officers. The following individuals have been elected to serve in the following capacities of the Company until their successors shall be elected and shall qualify:

         Jason Picciano--Chief Executive Officer and Secretary

         Brian Bassier--Chief Financial Officer

         Mike Rettke--Vice-President of Sales

         Jerry Ramlet--Vice-President -Wireless/Telephony

d. New Board Members. The following persons have been elected to serve as directors of the Company until their successors shall be elected and shall qualify:

         Jason Picciano--Board Chairman

         John Wedum

         James Erickson

         Edward Kelly

         Jerry Ramlet



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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RESULTS TECHNOLOGY GROUP, CORP.

Date: March 5, 2001
                                     By: /s/ Jason Picciano
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                                         Jason Picciano, Chief Executive Officer












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